As filed with the Securities and Exchange Commission on May 2, 2017

Registration No. 333-205428

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cable One, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3060083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 E. Earll Drive
Phoenix, Arizona 85012
(602) 364-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan
Cable One, Inc. 2015 Omnibus Incentive Compensation Plan
Cable One, Inc. Deferred Compensation Plan
(Full title of the plans)

Julia M. Laulis
President and Chief Executive Officer
Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona 85012
(602) 364-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric L. Schiele Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Alan H. Silverman Senior Vice President, General Counsel, and Secretary Cable One, Inc. 210 E. Earll Drive Phoenix, Arizona 85012 (602) 364-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

On July 1, 2015, Cable One, Inc. (the “Registrant” or the “Company”) filed a registration statement on Form S-8 (Registration No. 333-205428) (the “Registration Statement”) with the Securities and Exchange Commission to register 600,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), authorized and issuable under the Registrant’s 2015 Omnibus Incentive Compensation Plan (the “Prior Plan”). The Registration Statement also covered such additional shares as may have been offered or issued under the Prior Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock. The Registrant paid a registration fee of $29,979.60 at that time to register the securities issuable under the Prior Plan.

On March 27, 2017, the board of directors of the Registrant approved the adoption of the Registrant’s Amended and Restated 2015 Omnibus Incentive Compensation Plan (the “Amended Plan”) subject to approval of the Registrant’s stockholders. The Registrant’s stockholders subsequently approved the Amended Plan on May 2, 2017 (the “Effective Date”). Pursuant to the terms of the Amended Plan, as of the Effective Date, no new shares may be issued under the Prior Plan. The Amended Plan provides that the following are available for awards under the Amended Plan: (i) any shares that remained available for issuance under the Prior Plan as of the Effective Date; and (ii) any shares subject to awards that were previously outstanding under the Prior Plan that are forfeited or otherwise expire, are terminated or are canceled without the delivery of all shares subject thereto, or are settled other than by the delivery of shares (including cash settlement) after the Effective Date of the Amended Plan. Pursuant to the undertaking that the Registrant disclose a material change in the plan of distribution, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reflect that the previously registered shares that remain available for issuance under the Prior Plan are being carried forward for issuance under the Amended Plan. In addition, as awards that are currently outstanding under the Prior Plan are forfeited, canceled, terminated or otherwise expire under the Prior Plan, a corresponding number of shares registered pursuant to this Registration Statement will automatically be added to the number of shares that may be issued under the Amended Plan. No additional shares of Common Stock are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

24.1	Power of Attorney (included on signature page to this Post-Effective Amendment to the Registration Statement).
99.1	Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of Cable One, Inc. filed on June 11, 2015).
99.2
Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex B to the Definitive Proxy Statement of Cable One, Inc. filed on March 28, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of May, 2017.

CABLE ONE, INC.

By:	/s/ Julia M. Laulis
Name: Julia M. Laulis
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julia M. Laulis, Kevin P. Coyle, Alan H. Silverman, Matthew E. Stoloff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Julia M. Laulis	President, Chief Executive Officer, and Director	May 2, 2017
Julia M. Laulis	(Principal Executive Officer)
/s/ Kevin P. Coyle	Senior Vice President and Chief Financial Officer	May 2, 2017
Kevin P. Coyle	(Principal Financial Officer and Principal Accounting Officer)
/s/ Brad D. Brian	Director	May 2, 2017
Brad D. Brian
/s/ Thomas S. Gayner	Director	May 2, 2017
Thomas S. Gayner
/s/ Deborah J. Kissire	Director	May 2, 2017
Deborah J. Kissire
/s/ Thomas O. Might	Executive Chairman, Chairman of the Board, and Director	May 2, 2017
Thomas O. Might
/s/ Alan G. Spoon	Director	May 2, 2017
Alan G. Spoon
/s/ Wallace R. Weitz	Director	May 2, 2017
Wallace R. Weitz
/s/ Katharine B. Weymouth	Director	May 2, 2017
Katharine B. Weymouth

INDEX TO EXHIBITS

24.1	Power of Attorney (included on signature page to this Post-Effective Amendment to the Registration Statement).
99.1	Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K of Cable One, Inc. filed on June 11, 2015).
99.2
Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated herein by reference to Annex B to the Definitive Proxy Statement of Cable One, Inc. filed on March 28, 2017).